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PROXY                                                                   Ex 99.3

                          READING ENTERTAINMENT, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter, Robert F. Smerling and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and any shares of Preferred Stock of Reading Entertainment, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be
held at 10:00 A.M., local time, on October 24, 2001 at       ,       ,
California, for the following purposes and any adjournment or postponement thereof, as follows:

      (Continued, and to be marked, dated and signed, on the other side)
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                                                                Please mark [X]
                                                                your votes as
                                                                indicated in
                                                                this example


1. PROPOSAL TO APPROVE THE CONSOLIDATION AGREEMENT AMONG CRAIG CORPORATION, CITADEL HOLDING CORPORATION AND READING ENTERTAINMENT, INC.

          FOR                      AGAINST                    ABSTAIN
          [_]                        [_]                        [_]

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O WELLS FARGO SHAREOWNER SERVICES IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

Signature __________________________________________ Dated: _______________,2001
                                   Telephone Number

Please sign name(s) exactly as registered) (if there are co-owners, both should sign)


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